EXHIBIT 99.3

LOAN EXTENSION AGREEMENT

This LOAN EXTENSION AGREEMENT (this “Agreement”), dated as of November 8, 2007 (the “Effective Date”), is entered into by and between Texada Ventures Inc., a Nevada corporation (“Borrower”), and John Veltheer, an individual (“Lender”). Borrower and Lender may be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

Recitals

WHEREAS, Lender and Borrower are parties to that certain Loan Agreement, dated as of October 18, 2006 (the “Loan Agreement”), pursuant to which Lender agreed to loan US$50,000 (the “Principal Amount”) to Borrower at a rate of interest equal to 12% per annum, payable on October 18, 2007 (the “Loan”);

WHEREAS, the Loan was evidenced by a Promissory Note, dated as of October 18, 2006 (the “Promissory Note”), issued by Borrower to Lender;

WHEREAS, pursuant to Section 6.1 of the Loan Agreement, the failure by Borrower to pay any monies under the Promissory Note when due constitutes an “Event of Default”

WHEREAS, as of the Effective Date, the Principal Amount, and all interest thereon, remains unpaid by Borrower; and

WHEREAS, pursuant to Section 3.2 of the Loan Agreement, the Parties desire to extend the Loan to October 18, 2008, upon the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.          Loan Extension. The Parties hereby agree to extend the maturity date of the Promissory Note to October 18, 2008 (the “Extended Maturity Date”). In consideration for the foregoing extension, Borrower shall pay to Lender US$6,000, by check of immediately available funds, constituting the interest due under the Promissory Note as of October 18, 2007. On the Extended Maturity Date, Borrower shall pay to Lender the unpaid Principal Amount, together with any unpaid interest thereon at a rate of 12% per annum from October 18, 2007 to the Extended Maturity Date. Lender hereby waives any and all Events of Default existing under the Loan Agreement and the Promissory Note as of the Effective Date.

2.              Effect of Agreement. Except as expressly amended, modified or supplemented hereby, the Loan Agreement and the Promissory Note are hereby reaffirmed and remain in full force and effect. On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import referring to the Loan

Agreement, will mean, and will be a reference to, the Loan Agreement as amended by this Agreement.

3.              Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto and specifically referencing this Agreement.

4.              Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement.

5.              Governing Law. This Agreement shall be construed, and the rights and liabilities determined, in accordance with the laws of the State of Nevada, without regard to the conflict of laws rules of such jurisdiction.

6.              Entire Agreement. This Agreement and all other agreements and documents referred herein constitutes the entire agreement between Lender and Borrower. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.

[Signatures on Following Page]

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                IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed to evidence their acceptance of and agreement to the foregoing.

TEXADA VENTURES INC.

By: /s/ John Veltheer

Name: John Veltheer
Title: President, Secretary and Treasurer

/s/ John Veltheer

John Veltheer

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